Exhibit 4.5(d)

     COMMON SHARES. The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:


1.1 DIVIDENDS

     Subject to the prior rights of the holders of the Exchangeable Shares and any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends that the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.


1.2 DISSOLUTION

     In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Shares and any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon such dissolution, liquidation or winding up or other distribution, the holders of the Common Shares shall be entitled to participate rateably in any distribution of the assets of the Corporation for the purposes of winding up its affairs.


1.3 VOTING RIGHTS

     The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

     EXCHANGEABLE SHARES. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares are as follows:


                                    ARTICLE 1

                                 INTERPRETATION


1.1 DEFINITIONS

     In these Exchangeable Share Provisions, unless something in the subject matter or context is inconsistent therewith:

     "AUTOMATIC EXCHANGE RIGHT" HAS THE MEANING SET OUT IN SECTION 5.3(2).

     "BOARD OF DIRECTORS" MEANS THE BOARD OF DIRECTORS OF THE CORPORATION.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Norfolk, Virginia and Toronto, Ontario.

     "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Account by (b) the official noon spot exchange rate on such date for such foreign currency as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board of Directors to be appropriate for such purpose.

     "COMMON SHARES" means the Common Shares of the Corporation.

     "COMPANY REDEMPTION DATE" means November 18, 2008.

     "CORPORATION" means Smithfield Canada Limited, a corporation existing under the laws of the Province of Ontario.

     "CURRENT MARKET PRICE" means, in respect of a share of Smithfield Common Stock on any date, the Canadian Dollar Equivalent of the average closing sales price of a share of Smithfield Common Stock during a period of 20 consecutive trading days ending not more than five trading days before such date on the Nasdaq National Market or, if the shares of Smithfield Common Stock are not then listed on the Nasdaq National Market, on such other stock exchange or automated quotation system on which the shares of Smithfield Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of shares of Smithfield Common Stock during such period is inadequate to create a market that reflects the fair market value of a share of Smithfield Common Stock, then the Current Market Price of a share of Smithfield Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "DIVIDEND AMOUNT" means an amount equal to the full amount of all dividends and distributions declared and unpaid on each Exchangeable Share and all dividends and distributions declared on a share of Smithfield Common Stock that have not been declared on each Exchangeable Share in accordance with
Section 3.1, in each case with a record date prior to the effective date of the exchange of such Exchangeable Share for a share of Smithfield Common Stock hereunder.

     "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions set out in this paragraph 4 of these articles of amendment.

     "EXCHANGEABLE SHARES" mean the Exchangeable Shares of the Corporation to which are attached the Exchangeable Share Provisions.

     "LCR EXERCISING PARTY" has the meaning set out in Section 5.2(1).

     "LIQUIDATION AMOUNT" has the meaning set out in Section 5.1(1).

     "LIQUIDATION CALL PURCHASE PRICE" has the meaning set out in Section
5.2(1).

     "LIQUIDATION CALL RIGHT" has the meaning set out in Section 5.2(1).

     "LIQUIDATION DATE" has the meaning set out in Section 5.1(1).

     "NASDAQ NATIONAL MARKET" means the Nasdaq National Market segment of The Nasdaq Stock Market, an electronic securities market operated by The Nasdaq Stock Market, Inc., a wholly-owned subsidiary of the National Association of Securities Dealers, Inc.

     "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario), as amended.

     "OFFICER'S CERTIFICATE" means, with respect to Smithfield or the Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other senior officer of Smithfield or the Corporation, as the case may be.

     "REDEMPTION CALL PURCHASE PRICE" has the meaning set out in Section
7.2(1).

     "REDEMPTION CALL RIGHT" has the meaning set out in Section 7.2(1).

     "REDEMPTION PRICE" has the meaning set out in Section 7.1(1).

     "RETRACTED SHARES" has the meaning set out in Section 6.1(1).

     "RETRACTION CALL PURCHASE PRICE" has the meaning set out in Section
6.2(1).

     "RETRACTION CALL RIGHT" has the meaning set out in Section 6.2(1).

     "RETRACTION DATE" has the meaning set out in Section 6.1(1).

     "RETRACTION PRICE" has the meaning set out in Section 6.1(1).

     "RETRACTION REQUEST" has the meaning set out in Section 6.1(1).

     "RCR EXERCISING PARTY" has the meaning set out in Section 6.2(1).

     "SHAREHOLDER RIGHTS PLAN" means the Rights Agreement, as amended, dated as of May 1, 1998 between Smithfield and Harris Trust and Savings Bank, as the same may be further amended or replaced from time to time.

     "SMITHFIELD" means Smithfield Foods, Inc., a corporation existing under the laws of the Commonwealth of Virginia, and any successor corporation.

     "SMITHFIELD CALL NOTICE" has the meaning set out in Section 6.2(2).

     "SMITHFIELD COMMON STOCK" means the shares of Common Stock of Smithfield, par value US$0.50 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not Smithfield shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting, such shares.

     "SMITHFIELD DIVIDEND DECLARATION DATE" means the date on which the board of directors of Smithfield declares any dividend on the shares of Smithfield Common Stock.

     "SMITHFIELD LIQUIDATION EVENT" has the meaning set out in Section 5.3(1).

     "SMITHFIELD LIQUIDATION EVENT EFFECTIVE DATE" has the meaning set out in
Section 5.3(3).

     "SMITHFIELD SUB" means Smithfield Sub Limited, a wholly-owned Subsidiary of Smithfield existing under the laws of the Province of Ontario.

     "SUBSIDIARY" means, when used with reference to Smithfield, any corporation more than 50% of the outstanding stock of which is owned, directly or indirectly, by Smithfield, by one or more other Subsidiaries of Smithfield, or by Smithfield and one or more other Subsidiaries of Smithfield.

     "TRANSFER AGENT" means CIBC Mellon Trust Company, a corporation existing under the laws of Canada, or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

     "TRUSTEE" means CIBC Mellon Trust Company, a corporation existing under the laws of Canada, and any successor trustee appointed under the Voting, Support and Exchange Trust Agreement.

     "TRUST ESTATE" has the meaning set out in Section 1.1 of the Voting, Support and Exchange Trust Agreement.

     "VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT" means the Voting, Support and Exchange Trust Agreement dated November 10, 1998 between the Corporation, Smithfield and the Trustee.


1.2 SECTIONS AND HEADINGS

     The division of these Exchangeable Share Provisions into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of these Exchangeable Share Provisions. Unless otherwise indicated, any reference in these Exchangeable Share Provisions to an article or section refers to the specified article or section of these Exchangeable Share Provisions.


1.3 NUMBER GENDER AND PERSONS

     In these Exchangeable Share Provisions, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.


1.4 PAYMENTS

     All payments to be made hereunder shall be made without interest and less any tax required by Canadian law to be deducted and withheld.


1.5 CURRENCY

     In these Exchangeable Share Provisions, unless stated otherwise, all dollar amounts are in Canadian dollars.


                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES


2.1 RANKING

     The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends as and to the extent provided in Article 3 and with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs as and to the extent provided in Article 5.

                                    ARTICLE 3

                                    DIVIDENDS


3.1 DIVIDENDS

     A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Smithfield Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend or distribution declared on the shares of Smithfield Common Stock, in an amount in cash for each Exchangeable Share as is equal to the Canadian Dollar Equivalent on the Smithfield Dividend Declaration Date of the cash dividend or distribution declared on each share of Smithfield Common Stock, (b) in the case of a stock dividend or distribution declared on the shares of Smithfield Common Stock to be paid in shares of Smithfield Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of Smithfield Common Stock to be paid on each share of Smithfield Common Stock or (c) in the case of a dividend or distribution declared on the shares of Smithfield Common Stock to be paid in property other than cash or shares of Smithfield Common Stock or rights issuable under the Shareholder Rights Plan, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 6.7 of the Voting, Support and Exchange Trust Agreement) the type and amount of property declared as a dividend or distribution on each share of Smithfield Common Stock. Such dividends shall be paid out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares or other securities of the Corporation.


3.2 PAYMENT OF DIVIDENDS

     Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or distributions contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or other distribution of Exchangeable Shares contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution of Exchangeable Shares represented thereby. Such other type and amount of property in respect of any dividends or distributions contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend or distribution was payable.


3.3 RECORD AND PAYMENT DATES

     The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares under Section 3.1 hereof shall be the same as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the shares of Smithfield Common Stock.


3.4 PARTIAL PAYMENT

     If on any payment date for any dividends or distributions declared on the Exchangeable Shares under Section 3.1 hereof the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient money or other assets properly applicable to the payment of such dividends or distributions.

                                    ARTICLE 4

                              CERTAIN RESTRICTIONS


4.1 CERTAIN RESTRICTIONS

     (1) Except as provided in Section 4.1(2), so long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 hereof:

      (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

      (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

      (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

      (d) issue any shares other than (i) Exchangeable Shares, (ii) Common Shares, and (iii) any other shares not ranking superior to the Exchangeable Shares.

     (2) The restrictions in Sections 4.1(1)(a), 4.1(1)(b) and 4.1(1)(c) shall not apply if all dividends and distributions on the outstanding Exchangeable Shares corresponding to dividends and distributions declared to date on the Smithfield Common Stock shall have been declared on the Exchangeable Shares and paid in full.


                                    ARTICLE 5

                                   LIQUIDATION


5.1 PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING UP OF THE
CORPORATION

     (1) Subject to applicable law and the due exercise by Smithfield or Smithfield Sub of a Liquidation Call Right, in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding up or other distribution (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a share of Smithfield Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of Smithfield Common Stock, plus (b) the Dividend Amount, if any (collectively, the "Liquidation Amount").

     (2) In the case of a distribution on Exchangeable Shares under this
Section 5.1, on or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents and instruments as the Transfer Agent, the Trustee and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the aggregate Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the aggregate number of shares of Smithfield Common Stock deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate Liquidation Amount payable to such holder, without interest. On or before the Liquidation Date, the Corporation shall deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon such deposit being made, the rights of the holders of Exchangeable Shares as such shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions and any interest allowed on such deposit shall belong to the Corporation. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the shares of Smithfield Common Stock delivered to them.

     (3) After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount pursuant to this
Section 5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.


5.2 LIQUIDATION CALL RIGHTS

     (1) Subject to the limitations set forth in Section 5.2(2), Smithfield and Smithfield Sub shall each have the overriding right (a "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date (other than Smithfield and Smithfield Sub) all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of Smithfield or Smithfield Sub is exercising such right (the "LCR Exercising Party") of an amount per share equal to (a) the Current Market Price of a share of Smithfield Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one share of Smithfield Common Stock, plus (b) the Dividend Amount, if any (collectively, the "Liquidation Call Purchase Price"). In the event of the exercise of a Liquidation Call Right, each holder of Exchangeable Shares (other than Smithfield and Smithfield Sub) shall be obligated to sell all the Exchangeable Shares held by such holder to the LCR Exercising Party on the Liquidation Date on payment by the LCR Exercising Party to the holder of the Liquidation Call Purchase Price for each such share.

     (2) Smithfield Sub shall only be entitled to exercise its Liquidation Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which Smithfield has not exercised its Liquidation Call Right. In order to exercise its Liquidation Call Right, an LCR Exercising Party must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares, the Trustee and the Corporation of its intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Liquidation Call Right has been exercised (such notice to specify the LCR Exercising Party) forthwith after the expiry of the date by which the same may be exercised, such form of notice to be provided by Smithfield to the Transfer Agent. If an LCR Exercising Party duly exercises its Liquidation Call Right in accordance with this Section 5.2, all obligations of the Corporation under
Section 5.1 shall terminate and on the Liquidation Date such LCR Exercising Party will purchase and the holders of Exchangeable Shares (other than Smithfield and Smithfield Sub) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.


     (3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Liquidation Call Right, the LCR Exercising Party shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the total number of shares of Smithfield Common Stock deliverable by the LCR Exercising Party (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Liquidation Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price and any interest allowed on such deposit shall belong to the LCR Exercising Party. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares (other than Smithfield and Smithfield Sub) will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by the LCR Exercising Party, upon presentation and surrender by the holder of Exchangeable Shares of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of Smithfield Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the LCR Exercising Party shall deliver to such holder, a certificate representing the shares of Smithfield Common Stock to which such holder is entitled and a cheque in payment of the remaining portion, if any, of the holder's proportionate part of the total Liquidation Call Purchase Price. If neither Smithfield nor Smithfield Sub exercises its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of Exchangeable Shares shall be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to Section
5.1 hereof.


5.3 AUTOMATIC EXCHANGE ON LIQUIDATION OF SMITHFIELD

     (1) Smithfield shall give the Transfer Agent written notice of each of the following events (each a "Smithfield Liquidation Event") at the time set forth below:

      (a) in the event of any determination by the board of directors of Smithfield to institute voluntary liquidation, dissolution or winding up proceedings with respect to Smithfield or to effect any other distribution of assets of Smithfield among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

      (b) immediately, upon the earlier of (i) receipt by Smithfield of notice of and (ii) Smithfield otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of Smithfield or to effect any other distribution of assets of Smithfield among its shareholders for the purpose of winding up its affairs.

     (2) Immediately following receipt by the Transfer Agent from Smithfield of notice of any Smithfield Liquidation Event contemplated by Section 5.3(1)(a) or 5.3(1)(b), the Transfer Agent will give notice thereof to the holders of Exchangeable Shares. Such notice shall be provided by Smithfield to the Transfer Agent and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Smithfield Common Stock provided for in
Section 5.3(4) below (the "Automatic Exchange Right").

     (3) In order that the holders of Exchangeable Shares (other than Smithfield and Smithfield Sub) will be able to participate on a pro rata basis with the holders of Smithfield Common Stock in the distribution of assets of Smithfield in connection with a Smithfield Liquidation Event, on the fifth Business Day prior to the effective date (the "Smithfield Liquidation Event Effective Date") of a Smithfield Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Smithfield or Smithfield Sub) shall be automatically exchanged for shares of Smithfield Common Stock. To effect such automatic exchange, Smithfield shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Smithfield Liquidation Event Effective Date and held by a holder of Exchangeable Shares (other than Smithfield or Smithfield Sub), and each such holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a share of Smithfield Common Stock on the fifth Business Day prior to the Smithfield Liquidation Event Effective Date, which shall be satisfied in full by Smithfield delivering to such holder one share of Smithfield Common Stock, plus
(b) the Dividend Amount, if any.

     (4) On the fifth Business Day prior to the Smithfield Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Smithfield Common Stock shall be deemed to have occurred, and each holder of Exchangeable Shares (other than Smithfield and Smithfield Sub) shall be deemed to have transferred to Smithfield all of such holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and Smithfield shall deliver or cause to be delivered to the Transfer Agent, for delivery to such holders, the certificates for the number of shares of Smithfield Common Stock deliverable upon the automatic exchange of Exchangeable Shares for Smithfield Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares and any interest on such deposit shall belong to Smithfield. Concurrently with each such holder ceasing to be a holder of Exchangeable Shares, such holder shall be considered and deemed for all purposes to be the holder of the shares of Smithfield Common Stock delivered to it, or to the Transfer Agent on its behalf, pursuant to the automatic exchange of Exchangeable Shares for shares of Smithfield Common Stock and the certificates held by such holder previously representing the Exchangeable Shares exchanged by such holder with Smithfield pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Smithfield Common Stock delivered to such holder by Smithfield pursuant to such automatic exchange. Upon the request of any such former holder of Exchangeable Shares and the surrender by such holder of Exchangeable Share certificates deemed to represent shares of Smithfield Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Smithfield may reasonably require, the Transfer Agent shall deliver or cause to be delivered to such holder certificates representing the shares of Smithfield Common Stock of which such holder is the holder and a cheque in payment of the remaining portion, if any, of the purchase price.


                                    ARTICLE 6

                         RETRACTION AT OPTION OF HOLDER


6.1 RETRACTION AT OPTION OF HOLDER

     (1) Subject to applicable law and the due exercise by either Smithfield or Smithfield Sub of a Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Corporation to redeem, on the fifth Business Day after the date on which the Retraction Request is received by the Corporation (the "Retraction Date"), any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to
(a) the Current Market Price of a share of Smithfield Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of Smithfield Common Stock, plus (b) the Dividend Amount, if any (collectively, the "Retraction Price"). The holder must give notice of a requirement to redeem by presenting and surrendering at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate representing the Exchangeable Shares that the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate (the "Retracted Shares") redeemed by the Corporation.

     (2) In the case of a redemption of Exchangeable Shares under this Section 6.1, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1(1) hereof of a certificate representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Corporation shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of Smithfield Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Price and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate Retraction Price to which such holder is entitled and such delivery of such certificate and cheque by or on behalf of the Corporation by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

     (3) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the shares of Smithfield Common Stock delivered to such holder.

     (4) Notwithstanding any other provision of this Section 6.1, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and neither Smithfield nor Smithfield Sub shall have exercised its Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law and more than one holder has delivered a Retraction Request, the Corporation shall redeem Retracted Shares in accordance with Section 6.1(2) on a pro rata basis and shall issue to each such holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(2) hereof. If the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5) and neither Smithfield nor Smithfield Sub shall have exercised its Retraction Call Right in respect of any such Retracted Shares, an Insolvency Event (as defined in the Voting, Support and Exchange Trust Agreement) shall, to the extent it has not theretofore occurred, be deemed thereupon to have occurred and the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(2) as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have exercised its Exchange Right (as defined in the Voting, Support and Exchange Trust Agreement) so as to require Smithfield or, at the Option of Smithfield, Smithfield Sub to purchase the unredeemed Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Smithfield or, at the Option of Smithfield, Smithfield Sub to such holder of the Retraction Price, all as more specifically provided in the Voting, Support and Exchange Trust Agreement.

     (5) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void.


6.2 RETRACTION CALL RIGHTS

     (1) In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6.1 and subject to the limitations set forth in Section 6.2(2), Smithfield and Smithfield Sub shall each have the overriding right (a "Retraction Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section
6.1 hereof, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by whichever of Smithfield or Smithfield Sub is exercising such right (the "RCR Exercising Party") of an amount per share equal to (a) the Current Market Price of a share of Smithfield Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the RCR Exercising Party causing to be delivered to such holder one share of Smithfield Common Stock, plus (b) the Dividend Amount, if any (the "Retraction Call Purchase Price"). In the event of the exercise of a Retraction Call Right, a holder of Exchangeable Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares to the RCR Exercising Party on the Retraction Date on payment by the RCR Exercising Party of an amount per share equal to the Retraction Call Purchase Price for each such share.

     (2) Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Smithfield and Smithfield Sub thereof. In order to exercise its Retraction Call Right, the RCR Exercising Party must notify the Corporation in writing of its determination to do so (a "Smithfield Call Notice") within two Business Days of notification to such RCR Exercising Party by the Corporation of the receipt by the Corporation of the Retraction Request. If either Smithfield or Smithfield Sub so notifies the Corporation within such two Business Day period, the Corporation shall notify the holder as soon as possible thereafter as to the exercise of a Retraction Call Right (such notice to specify the RCR Exercising Party). If either Smithfield or Smithfield Sub delivers a Smithfield Call Notice within such two Business Day period and duly exercises its Retraction Call Right in accordance with this Section 6.2, the obligation of the Corporation to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), the RCR Exercising Party shall purchase from such holder and such holder shall sell to the RCR Exercising Party on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price. Provided that the aggregate Retraction Call Purchase Price has been so deposited with the Transfer Agent as provided in Section 6.2(3), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither Smithfield nor Smithfield Sub delivers a Smithfield Call Notice within such two Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in
Section 6.1.

     (3) For the purpose of completing a purchase of Exchangeable Shares pursuant to the exercise of a Retraction Call Right, the RCR Exercising Party shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of Smithfield Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Call Purchase Price and a cheque of the RCR Exercising Party payable at par and in Canadian dollars at any branch of the bankers of Smithfield, Smithfield Sub or of the Corporation in Canada in payment of the remaining portion, if any, of such aggregate Retraction Call Purchase Price and such delivery of such certificate and cheque on behalf of the RCR Exercising Party by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation.

     (4) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Call Purchase Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Call Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by the RCR Exercising Party shall thereafter be considered and deemed for all purposes to be a holder of the shares of Smithfield Common Stock delivered to such holder.


                                    ARTICLE 7

                          REDEMPTION BY THE CORPORATION


7.1 REDEMPTION BY THE CORPORATION

     (1) Subject to applicable law and the due exercise by either Smithfield or Smithfield Sub of a Redemption Call Right, the Corporation shall on the Company Redemption Date redeem all of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a share of Smithfield Common Stock on the last Business Day prior to such Company Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered one share of Smithfield Common Stock, plus (b) the Dividend Amount, if any (collectively, the "Redemption Price"). If either Smithfield or Smithfield Sub exercises a Redemption Call Right and all of the then outstanding Exchangeable Shares (other than the Exchangeable Shares held by Smithfield or Smithfield
Sub) are purchased pursuant to Section 7.2, the remaining outstanding Exchangeable Shares continue to be redeemable by the Corporation on the subsequent Company Redemption Date pursuant to the provisions of this Section 7.1.

     (2) In case of a redemption of Exchangeable Shares under this Section 7.1 that is to occur prior to o, 2008, the Corporation shall, at least 90 days before the Company Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Smithfield or Smithfield Sub under its Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder (other than Smithfield and Smithfield Sub in the case of a purchase by Smithfield or Smithfield Sub). Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, such Company Redemption Date and, if applicable, particulars of the Redemption Call Right.

     (3) On or after the Company Redemption Date and subject to the exercise by Smithfield or Smithfield Sub of a Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the aggregate Redemption Price for Exchangeable Shares held by a holder shall be made by delivery to such holder, at the address of such holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, of a certificate representing the aggregate number of shares of Smithfield Common Stock deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of such aggregate Redemption Price. On and after the Company Redemption Date, the holders of the Exchangeable Shares called for redemption shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the aggregate Redemption Price deliverable to a holder for Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the aggregate Redemption Price deliverable to such holder has been paid in the manner hereinbefore provided.

     (4) The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest allowed on such deposit shall belong to the Corporation. Provided that such total Redemption Price has been so deposited prior to the Company Redemption Date, on and after the Company Redemption Date, the Exchangeable Shares shall be redeemed and the rights of the holders thereof after the Company Redemption date shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the shares of Smithfield Common Stock delivered to them.


7.2 REDEMPTION CALL RIGHTS

     (1) Subject to the limitations set forth in Section 7.2(2), Smithfield and Smithfield Sub shall each have the overriding right (a "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 7.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares (other than Smithfield and Smithfield Sub) on the last Business Day prior to the Company Redemption Date in respect of which the Redemption Call Right is exercised all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of Smithfield or Smithfield Sub is exercising such right (the "RCR Exercising Party") of an amount per share equal to (a) the Current Market Price of a share of Smithfield Common Stock on the last Business Day prior to such Company Redemption date, which shall be satisfied in full by causing to be delivered to such holder one share of Smithfield Common Stock plus (b) the Dividend Amount, if any, without interest (collectively, the "Redemption Call Purchase Price"). In the event of the exercise of a Redemption Call Right, each holder of Exchangeable Shares (other than Smithfield and Smithfield Sub) shall be obligated to sell all the Exchangeable Shares held by such holder to the RCR Exercising Party on the last Business Day prior to such Company Redemption Date on payment by the RCR Exercising Party to such holder of the Redemption Call Purchase Price for each such share.

     (2) Smithfield Sub shall only be entitled to exercise its Redemption Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which Smithfield has not exercised its Redemption Call Right. In order to exercise its Redemption Call Right, an RCR Exercising Party must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares and the Corporation of its intention to exercise such right at least 115 days before the Company Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Redemption Call Right has been exercised (such notice to specify the RCR Exercising Party) forthwith after the expiry of the date by which the same may be exercised, such form of notice to be provided by Smithfield to the Transfer Agent. If an RCR Exercising Party duly exercises its Redemption Call Right in accordance with this Section 7.2, the right of the Corporation to redeem any Exchangeable Shares pursuant to
Section 7.1 on the Company Redemption Date shall terminate at such time and on the last Business Day prior to such Company Redemption date such RCR Exercising Party will purchase and the holders of Exchangeable Shares (other than Smithfield and Smithfield Sub) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Redemption Call Right, the RCR Exercising Party shall deposit with the Transfer Agent, on or before the last Business Day prior to the Company Redemption Date, certificates representing the total number of shares of Smithfield Common Stock deliverable by the RCR Exercising Party (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Redemption Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price and any interest allowed on such deposit shall belong to the RCR Exercising Party. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the last Business Day prior to the Company Redemption Date the rights of each holder of Exchangeable Shares (other than Smithfield and Smithfield Sub) will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by the RCR Exercising Party upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the last Business Day prior to such Company Redemption date be considered and deemed for all purposes to be the holder of the shares of Smithfield Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the RCR Exercising Party shall deliver to such holder, a certificate representing the shares of Smithfield Common Stock to which such holder is entitled and a cheque in payment of the remaining portion, if any, of the holder's proportionate part of the total Redemption Call Purchase Price. If neither Smithfield nor Smithfield Sub exercises the Redemption Call Right in the manner described above, on the Company Redemption date a holder of Exchangeable Shares shall be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Section 7.1 hereof.


                                    ARTICLE 8

                                  VOTING RIGHTS

     8.1 Except as required by applicable law and the provisions of Sections 9.1, 10.1 and 11.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. The holders of the Exchangeable Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation.


                                    ARTICLE 9

                             AMENDMENT AND APPROVAL

     9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

     9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Exchangeable Shares represented in person or by proxy at the meeting excluding Exchangeable Shares beneficially owned by Smithfield or any of its Subsidiaries. If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 10

                            RECIPROCAL CHANGES, ETC.

                      IN RESPECT OF SMITHFIELD COMMON STOCK

     10.1(1) Each holder of an Exchangeable Share acknowledges that the Voting, Support and Exchange Trust Agreement provides, in part, that Smithfield will not, except as provided in the Voting, Support and Exchange Trust Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof:


      (a) issue or distribute shares of Smithfield Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Smithfield Common Stock (excluding any rights issuable under the Shareholder Rights Plan)) to the holders of all or substantially all of the then outstanding shares of Smithfield Common Stock by way of stock dividend or other distribution, other than an issue of shares of Smithfield Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Smithfield Common Stock) to holders of shares of Smithfield Common Stock who exercise an option to receive dividends in shares of Smithfield Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Smithfield Common Stock) in lieu of receiving cash dividends;

      (b) issue or distribute rights (excluding any rights issuable under the Shareholder Rights Plan), options or warrants to the holders of all or substantially all of the then outstanding shares of Smithfield Common Stock entitling them to subscribe for or to purchase shares of Smithfield Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Smithfield Common Stock); or

      (c) issue or distribute to the holders of all or substantially all of the then outstanding shares of Smithfield Common Stock (i) shares or securities of Smithfield of any class other than Smithfield Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Smithfield Common Stock), (ii) rights (excluding any rights issuable under the Shareholder Rights Plan), options or warrants other than those referred to in Section 10.1(1)(b) above, (iii) evidences of indebtedness of Smithfield or (iv) assets of Smithfield;

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

     (2) Each holder of an Exchangeable Share acknowledges that the Voting, Support and Exchange Trust Agreement further provides, in part, that Smithfield will not, except as provided in the Voting, Support and Exchange Trust Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

      (a) subdivide, redivide or change the then outstanding shares of Smithfield Common Stock into a greater number of shares of Smithfield Common Stock; or

      (b) reduce, combine or consolidate or change the then outstanding shares of Smithfield Common Stock into a lesser number of shares of Smithfield Common Stock; or

      (c) reclassify or otherwise change the shares of Smithfield Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Smithfield Common Stock; unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

     The Voting, Support and Exchange Trust Agreement further provides, in part, that the aforesaid provisions of the Voting, Support and Exchange Trust Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof.


                                   ARTICLE 11

                  ACTIONS BY THE CORPORATION UNDER THE VOTING,

                      SUPPORT AND EXCHANGE TRUST AGREEMENT

     11.1 The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to facilitate performance and compliance by Smithfield with all provisions of the Voting, Support and Exchange Trust Agreement applicable to the Corporation and Smithfield, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

     11.2 The Corporation shall not agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Voting, Support and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

      (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares;

      (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

      (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE 12

                                     LEGEND

     12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the provisions of the Voting, Support and Exchange Trust Agreement (including the provisions with respect to the call rights, voting rights and exchange rights thereunder).


                                   ARTICLE 13

                                     NOTICES

     13.1 Subject to applicable law, any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

     13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

     13.3 Subject to applicable law, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   SCHEDULE A
                              NOTICE OF RETRACTION

To Smithfield Canada Limited, Smithfield Foods, Inc. and Smithfield Sub Limited, c/o CIBC Mellon Trust Company

     This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem on the Retraction Date (being the fifth Business Day after the date upon which this notice is received by the Corporation) in accordance with Article 6 of the Share Provisions:

     all share(s) represented by this certificate; or

         share(s) only.

     The undersigned acknowledges the Retraction Call Right of Smithfield and Smithfield Sub to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Smithfield or Smithfield Sub, as the case may be, in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in Section 6.2 of the Share Provisions. If neither Smithfield nor Smithfield Sub determines to exercise its Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to Smithfield or Smithfield Sub, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency requirements or other provisions of applicable law, the Corporation is unable to redeem all Retracted Shares because an Insolvency Event (as defined in the Voting, Support and Exchange Trust Agreement) shall, to the extent it shall not theretofore have occurred, be deemed thereupon to have occurred, and the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting, Support and Exchange Trust Agreement) so as to require Smithfield or, at the option of Smithfield, Smithfield Sub to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation, Smithfield and Smithfield Sub that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation, Smithfield or Smithfield Sub, as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims.



-------------------   -------------------------------   ------------------------
(Date)                (Signature of Shareholder)        (Guarantee of Signature)

Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of the Transfer Agent in Toronto, failing which the securities and any cheque will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent and the Corporation may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto. The securities and any cheque resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed, all exigible transfer taxes are paid and the signature of the registered holder is guaranteed by a Canadian chartered bank or trust company, member of a recognized stock exchange in Canada or a member of the Securities Transfer Association Medallion (STAMP) Program.

                                                    Date______________________

-----------------------------------------
Name of Person in Whose Name Securities and
Cheque Are To Be Registered, Issued or
Delivered (please print)



------------------------------------    ----------------------------------------
Street Address or P.O. Box                        Signature of Registered Holder



------------------------------------    ----------------------------------------
City - Province                                          Signature Guaranteed by

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.

     U.S. Residents/Citizens must provide also complete the following:


                              SUBSTITUTE FORM W-9

                 To be completed by United States Holders only



                                   PAYER'S NAME:___________________________
 SUBSTITUTE FORM              PART 1. PLEASE PROVIDE YOUR     Security Number or
 W-9                          TIN IN THE BOX AT THE RIGHT   Employer Identification
                              AND CERTIFY BY SIGNING AND             Number
 DEPARTMENT OF THE TREASURY   DATING BELOW.                   -------------------
 INTERNAL REVENUE SERVICE
                              -----------------------------------------------------
                              PART 2. Certification -- Under penalties of perjury, I
                              certify that:
                              (1) The number shown on this form is my correct
                              Taxpayer Identification Number (or I am waiting for
                              a number to be issued to me) and
                              (2) I am not subject to backup withholding because: (a)
                              I am exempt from backup withholding, or (b) I have
                              not been notified by the Internal Revenue Service
                              (the "IRS") that I am subject to backup withholding as
                              a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer
                              subject to backup withholding.
 PAYER'S REQUEST FOR
 TAXPAYER IDENTIFICATION
 NUMBER ("TIN")               CERTIFICATION INSTRUCTIONS -- You must cross out
                              item (2) above if you have been notified by the IRS that
                              you are currently subject to backup withholding because
                              of under-reporting interest or dividends on your tax
                              return. However, if after being notified by the IRS that
                              you were subject to backup withholding you received
                              another notification from the IRS that you are no longer
                              subject to backup withholding, do not cross out such
                              Item (2).

                              -----------------------------
                                                                    PART 3.
                              Signature:__________________     Awaiting TIN      [ ]
                 SIGN HERE
                              Date:_______________________


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFERS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

 YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3
                             OF SUBSTITUTE FORM W-9

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty
(60) days.

Signature: ___________________________          Date:_____________________, 1998